UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 28, 2007

Golden Telecom, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27423	51-0391303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Rep. Office Golden TeleServices, Inc., 1 Kozhevnichesky Proezd, Moscow, Russia,		115114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(011-7-501) 797-9300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 28, 2007, Golden Telecom, Inc. ("GTI") and EDN Sovintel LLC ("Sovintel"), a wholly-owned subsidiary of GTI, completed the acquisition of a 51% ownership interest in ZAO Cortec and its subsidiaries ("Corbina") from Inure Enterprises Ltd. and Rambert Management Limited. The consideration paid was $10 million in cash and 3,193,219 shares of common stock of GTI. Immediately following the acquisition GTI had 39,915,234 shares of common stock outstanding. A copy of the press release dated May 29, 2007 announcing the closing of the transaction is attached as Exhibit 99.1 and is incorporated herein by reference.

The required financial statements for the acquired business are not being filed herewith in reliance on Item 9.01(a)(4) of Current Report on Form 8-K. GTI expects to file the required financial statements on or about August 10, 2007.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the closing of the acquisition of Corbina described in Item 2.01 above, 3,193,219 shares of common stock of GTI were issued that were not registered under the Securities Act of 1933 in reliance on an exemption under Section 4(2) thereof.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release issued by Golden Telecom, Inc. on May 28, 2007, relating to the closing of the acquisition of 51% of Corbina.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Telecom, Inc.

May 31, 2007	By:	/s/ Boris Svetlichny

Name: Boris Svetlichny
Title: Senior Vice-President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Golden Telecom, Inc. on May 28, 2007, relating to the closing of the acquisition of 51% of Corbina.